Delek Logistics Partners, LP Reports
Second Quarter 2014 Results

•	EBITDA increased 86% year-over-year to $27.9 million

•	Declared distribution per limited partner unit increased 20.3% year-over-year

BRENTWOOD, Tenn., August 5, 2014 (BUSINESS WIRE) -- Delek Logistics Partners, LP (NYSE: DKL) ("Delek Logistics") today announced its financial results for the second quarter 2014. For the three months ended June 30, 2014, Delek Logistics reported net income attributable to all partners of $21.8 million, or $0.87 per diluted limited partner unit. This compares to net income attributable to all partners of $11.8 million, or $0.47 per diluted limited partner unit in the second quarter 2013. Distributable cash flow was $24.0 million in the second quarter 2014, compared to $12.8 million in the prior-year period. The increase in year-over-year performance in the second quarter 2014 was attributable to several acquisitions that were completed during the last year, as well as higher margins in the west Texas wholesale business.

Uzi Yemin, Chairman and Chief Executive Officer of Delek Logistics' general partner, remarked: “Our operations performed very well during the second quarter as they benefited from a favorable wholesale market in west Texas and increased volumes in our Lion Pipeline System. These factors, in addition to the acquisitions completed over the past year were the primary drivers of an increase of 88 percent in our distributable cash flow compared to the second quarter 2013. Our performance so far in 2014 allows us to declare an increase in the second quarter distribution of 20.3 percent per limited partner unit on a year-over-year basis. Our distributable cash flow coverage ratio was 2.0 times for the second quarter which gives us the financial flexibility to drive continued growth in both our operations and distributions going forward."

Distribution and Liquidity Update

On July 28, 2014, Delek Logistics declared a quarterly cash distribution for the second quarter of approximately $11.9 million, or $0.475 per limited partner unit. This distribution which is payable on August 14, 2014, equates to $1.90 per limited partner unit on an annualized basis. This represents an 11.8 percent increase from the first quarter 2014 distribution of $0.425 per limited partner unit, or $1.70 per limited partner unit on an annualized basis, and a 20.3 percent increase over Delek Logistics’ second quarter 2013 distribution of $0.395 per limited partner unit, or $1.58 per limited partner unit annualized. This increase in distribution will result in incentive distribution rights' payments to the general partner of Delek Logistics for the first time.

As of June 30, 2014, Delek Logistics had a cash balance of $2.4 million and total debt was $239.0 million. Availability under the $400.0 million credit facility was $147.5 million.

Financial Results

In addition to a higher gross margin per barrel in the west Texas wholesale business on a year-over-year basis, results in the second quarter 2014 benefited from several acquisitions that were completed during the past year. Additional information regarding the acquisitions is discussed in the segment review. For accounting purposes, the expenses from operations prior to the Tyler and El Dorado tank farm and product terminal acquisitions in July 2013 and February 2014, respectively, are attributed to their respective predecessor periods. For purposes of comparison, results discussed in the text of this press release exclude predecessor costs during the respective periods. However, these costs are shown in the financial statements and a reconciliation is provided in the tables attached to this release.

Revenue for the second quarter was $236.3 million and contribution margin was $30.2 million, which compares to revenue of $230.1 million and a contribution margin of $16.1 million in the second quarter 2013. Total operating expenses were $9.5 million compared to $6.1 million in the second quarter 2013. General and administrative expenses were $2.2 million for the second quarter 2014, compared to $1.1 million in the prior-year period. The year-over-year increase in both operating and general and administrative expenses was primarily due to costs resulting from acquisitions. For the second quarter 2014, earnings before interest, taxes, depreciation and amortization, (“EBITDA”) was $27.9 million, which is an increase from $15.0 million in the prior year period.

Wholesale Marketing and Terminalling Segment

Contribution margin for the Wholesale Marketing and Terminalling segment was $16.0 million in the second quarter 2014, compared to $7.2 million in the second quarter 2013. The combination of very strong performance in the west Texas wholesale business, which had an increase in contribution margin of $6.5 million on a year-over-year basis, and acquisitions completed over the past year, were the primary factors in the year-over-year increase.

In west Texas, throughput was 17,451 barrels per day compared to 19,082 barrels per day in the second quarter 2013. However, the wholesale gross margin per barrel in west Texas was $6.52 and included approximately $1.1 million, or $0.68 per barrel from renewable identification numbers (RINs) generated in the quarter. During the second quarter 2013, the wholesale gross margin per barrel was $2.20 and included $2.1 million from RINs, or $1.23 per barrel. This increase in gross margin per barrel was primarily due to a favorable supply/demand balance in the area due to downtime at refineries in the region during the second quarter 2014.

The Tyler, Texas terminal purchased in July 2013, the North Little Rock, Arkansas terminal purchased in October 2013 and the El Dorado, Arkansas terminal purchased in February 2014, also contributed to this increase in contribution margin from the second quarter 2013. Terminalling throughput volume of 98,962 barrels per day during the quarter increased on a year-over-year basis from 13,961 barrels per day in the second quarter 2013. During the second quarter 2014, volume under the east Texas marketing agreement with Delek US was 61,231 barrels per day compared to 64,973 barrels per day during the second quarter 2013.

Pipelines and Transportation Segment

The Pipeline and Transportation segment's contribution margin of $14.2 million improved from $8.9 million in the second quarter 2013. This increase is primarily attributed to storage fees associated with the Tyler tank farm purchased in July 2013 and the El Dorado tank farm purchased in February 2014. Also, volumes on the Lion Pipeline System were higher on a year-over-year basis as Delek US' El Dorado refinery increased throughput following the turnaround that it completed during the first quarter 2014. Crude oil (non-gathered) transported on the Lion Pipeline system increased to 59,038 barrels per day in the second quarter 2014 from 49,270 barrels per day in the prior year period. Refined product volume on this system experienced a similar increase.

Second Quarter 2014 Results | Conference Call Information

Delek Logistics will hold a conference call to discuss its second quarter 2014 results on August 6, 2014 at 9:00 a.m. Central Time. Investors will have the opportunity to listen to the conference call live by going to www.DelekLogistics.com. Participants are encouraged to register at least 15 minutes early to download and install any necessary software. For those who cannot listen to the live broadcast, a telephonic replay will be available through November 10, 2014 by dialing (855) 859-2056, passcode 73527504. An archived version of the replay will also be available at www.DelekLogistics.com for 90 days.

Investors may also wish to listen to Delek US’ (NYSE: DK) second quarter 2014 earnings conference call on August 7, 2014 and review Delek US’ earnings press release. Market trends and information disclosed by Delek US may be relevant to Delek Logistics, as it is a consolidated subsidiary of Delek US. Investors can find information related to Delek US and the timing of its earnings release online by going to www.DelekUS.com.

About Delek Logistics Partners, LP

Delek Logistics Partners, LP, headquartered in Brentwood, Tennessee, was formed by Delek US Holdings, Inc. (NYSE: DK) to own, operate, acquire and construct crude oil and refined products logistics and marketing assets.

Safe Harbor Provisions Regarding Forward-Looking Statements

This press release contains “forward-looking” statements within the meaning of the federal securities laws. These statements contain words such as “possible,” “believe,” “should,” “could,” “would,” “predict,” “plan,” “estimate,” “intend,” “may,” “anticipate,” “will,” “if,” “expect” or similar expressions, as well as statements in the future tense, and can be impacted by numerous factors, including the fact that a substantial majority of Delek Logistics' contribution margin is derived from Delek US Holdings, thereby subjecting us to Delek US Holdings' business risks; risks relating to the securities markets generally; risks relating to the age of our assets and operational hazards of our assets including, without limitation, releases, spills and other hazards inherent in transporting and storing crude oil and intermediate and finished petroleum products; the impact of adverse market conditions affecting the business of Delek Logistics; adverse changes in laws including with respect to tax and regulatory matters and other risks as disclosed in our annual report on Form 10-K, quarterly reports on Form 10-Q and other reports and filings with the United States Securities and Exchange Commission. There can be no assurance that actual results will not differ from those expected by management or described in forward-looking statements of Delek Logistics. Delek Logistics undertakes no obligation to update or revise such forward-looking statements to reflect events or circumstances that occur, or which Delek Logistics becomes aware of, after the date hereof.

Factors Affecting Comparability:

The following tables present financial and operational information for the three and six months ended June 30, 2014 and 2013. On July 26, 2013, Delek Logistics acquired from Delek US substantially all of the active storage tanks and the product terminal at Delek US' Tyler, Texas refinery (the "Tyler Assets"). On February 10, 2014, Delek Logistics acquired substantially all of the active storage tanks and product terminal located at Delek US' El Dorado refinery (the "El Dorado Assets"). Both the Tyler Assets and El Dorado Assets were accounted for as transfers between entities under common control. Accordingly, the accompanying financial statements of the Partnership have been retrospectively adjusted to include the historical results of the Tyler Assets and El Dorado Assets. For all periods presented through July 26, 2013, the date of the Tyler Asset acquisition, and February 10, 2014, the acquisition date of the El Dorado Assets, the retrospective adjustments were made to the financial statements. The historical results of the Tyler and El Dorado assets, prior to each acquisition date, are referred to as the "Predecessors".

Non-GAAP Disclosures:
EBITDA and distributable cash flow are non-U.S. GAAP supplemental financial measures that management and external users of our combined financial statements, such as industry analysts, investors, lenders and rating agencies, may use to assess:

•
Delek Logistics' operating performance as compared to other publicly traded partnerships in the midstream energy industry, without regard to historical cost basis or, in the case of EBITDA, financing methods;

•	the ability of our assets to generate sufficient cash flow to make distributions to Delek Logistics' unitholders;

•	Delek Logistics' ability to incur and service debt and fund capital expenditures; and

•	the viability of acquisitions and other capital expenditure projects and the returns on investment of various investment opportunities.

Delek Logistics believes that the presentation of EBITDA and distributable cash flow provide useful information to investors in assessing its financial condition, its results of operations and cash flow its business is generating. EBITDA and distributable cash flow should not be considered as alternatives to net income, operating income, cash from operations or any other measure of financial performance or liquidity presented in accordance with U.S. GAAP. EBITDA and distributable cash flow have important limitations as analytical tools because they exclude some, but not all items that affect net income and net cash provided by operating activities. Additionally, because EBITDA and distributable cash flow may be defined differently by other partnerships in its industry, Delek Logistics' definitions of EBITDA and distributable cash flow may not be comparable to similarly titled measures of other partnerships, thereby diminishing their utility. Please see the tables below for a reconciliation of EBITDA and distributable cash flow to their most directly comparable financial measures calculated and presented in accordance with U.S. GAAP.

Delek Logistics Partners, LP
Reconciliation of Amounts Reported Under U.S. GAAP
	Three Months Ended June 30,		Six Months Ended June 30,
($ in thousands)	2014	2013(2)	2014 (1)	2013 (2)
Reconciliation of EBITDA to net income:
Net income	$21,754	$6,573	$35,483	$13,844
Add:
Income taxes	281	118	428	240
Depreciation and amortization	3,532	3,284	7,009	6,825
Interest expense, net	2,342	752	4,325	1,569
EBITDA	$27,909	$10,727	$47,245	$22,478

Reconciliation of EBITDA to net cash provided by (used in) operating activities:
Net cash provided by (used in) operating activities	$31,211	$14,234	$44,800	$12,214
Amortization of unfavorable contract liability to revenue	667	667	1,334	1,334
Amortization of deferred financing costs	(317)	(186)	(634)	(374)
Accretion of asset retirement obligations	(89)	(88)	(209)	(149)
Deferred taxes	(57)	16	(52)	17
Loss on asset disposals	(74)	—	(74)	—
Unit-based compensation expense	(63)	(112)	(121)	(112)
Changes in assets and liabilities	(5,992)	(4,674)	(2,552)	7,739
Income taxes	281	118	428	240
Interest expense, net	2,342	752	4,325	1,569
EBITDA	$27,909	$10,727	$47,245	$22,478

Reconciliation of distributable cash flow to EBITDA:
EBITDA	$27,909	$10,727	$47,245	$22,478
Less: Cash interest expense, net	2,025	566	3,691	1,195
Less: Maintenance and Regulatory capital expenditures	814	2,595	1,597	5,244
Less: Capital improvement expenditures	154	829	336	1,895
Add: Reimbursement from Delek for capital expenditures	—	153	—	463
Less: Income tax expense	281	118	428	240
Add: Non-cash unit-based compensation expense	63	112	121	112
Less: Amortization of deferred revenue	—	77	—	77
Less: Amortization of unfavorable contract liability	667	667	1,334	1,334
Distributable cash flow	$24,031	$6,140	$39,980	$13,068
(1) The information presented includes the results of operations of the El Dorado Predecessors. Prior to the El Dorado acquisition on February 10, 2014, the El Dorado Predecessors did not record revenues for intercompany terminalling and storage services.

(2) The information presented includes the results of operations of the Tyler and El Dorado Predecessors. Prior to the Tyler acquisition on July 26, 2013 and the El Dorado acquisition on February 10, 2014, the Predecessors did not record revenues for intercompany terminalling and storage services.

Delek Logistics Partners, LP
Reconciliation of Amounts Reported Under U.S. GAAP
($ in thousands)	Delek Logistics Partners, LP	El Dorado Terminal and Tank Assets (1) 1/1/2014-2/10/2014	Six Months Ended June 30, 2014

		El Dorado Predecessor
Reconciliation of EBITDA to net income:
Net income (loss)	$36,426	$(943)	$35,483
Add:
Income taxes	428	—	428
Depreciation and amortization	6,895	114	7,009
Interest expense, net	4,325	—	4,325
EBITDA	$48,074	$(829)	$47,245

Reconciliation of EBITDA to net cash from operating activities:
Net cash provided by (used in) operating activities	$45,629	$(829)	$44,800
Amortization of unfavorable contract liability to revenue	1,334	—	1,334
Amortization of debt issuance costs	(634)	—	(634)
Accretion of asset retirement obligations	(215)	6	(209)
Deferred taxes	(52)	—	(52)
Loss on asset disposals	(74)	—	(74)
Unit-based compensation expense	(121)	—	(121)
Changes in assets and liabilities	(2,546)	(6)	(2,552)
Income taxes	428	—	428
Interest expense, net	4,325	—	4,325
EBITDA	$48,074	$(829)	$47,245

Reconciliation of distributable cash flow to EBITDA:
EBITDA	$48,074	$(829)	$47,245
Less: Cash interest expense, net	3,691	—	3,691
Less: Maintenance and Regulatory capital expenditures	1,513	84	1,597
Less: Capital improvement expenditures	243	93	336
Add: Reimbursement from Delek for capital expenditures	—	—	—
Less: Income tax expense	428	—	428
Add: Non-cash unit-based compensation expense	121	—	121
Less: Amortization of deferred revenue	—	—	—
Less: Amortization of unfavorable contract liability	1,334	—	1,334
Distributable cash flow	$40,986	$(1,006)	$39,980

(1) The information presented is for the six months ended June 30, 2014, disaggregated to present the results of operations of the El Dorado Predecessor. Prior to the completion of the El Dorado acquisition on February 10, 2014, the El Dorado Predecessor did not record revenues for intercompany terminalling and storage services.

Delek Logistics Partners, LP
Reconciliation of Amounts Reported Under U.S. GAAP
	Delek Logistics Partners, LP	Tyler Terminal and Tank Assets (1)	El Dorado Terminal and Tank Assets (1)	Three Months Ended June 30, 2013

($ in thousands)		Tyler Predecessor	El Dorado Predecessor
Reconciliation of EBITDA to net income:
Net income (loss)	$11,756	$(2,859)	$(2,324)	$6,573
Add:
Income taxes	118	—	—	118
Depreciation and amortization	2,372	614	298	3,284
Interest expense, net	752	—	—	752
EBITDA	$14,998	$(2,245)	$(2,026)	$10,727

Reconciliation of EBITDA to net cash from operating activities:
Net cash provided by (used in) operating activities	$18,653	$(2,225)	$(2,194)	$14,234
Amortization of unfavorable contract liability to revenue	667	—	—	667
Amortization of deferred financing costs	(186)	—	—	(186)
Accretion of asset retirement obligations	(63)	(23)	(2)	(88)
Deferred taxes	16	—	—	16
Loss on asset disposals	—	—	—	—
Unit-based compensation expense	(112)	—	—	(112)
Changes in assets and liabilities	(4,847)	3	170	(4,674)
Income taxes	118	—	—	118
Interest expense, net	752	—	—	752
EBITDA	$14,998	$(2,245)	$(2,026)	$10,727

Reconciliation of distributable cash flow to EBITDA:
EBITDA	$14,998	$(2,245)	$(2,026)	$10,727
Less: Cash interest expense, net	566	—	—	566
Less: Maintenance and Regulatory capital expenditures	859	1,403	333	2,595
Less: Capital improvement expenditures	194	487	148	829
Add: Reimbursement from Delek for capital expenditures	153	—	—	153
Less: Income tax expense	118	—	—	118
Add: Non-cash unit-based compensation expense	112	—	—	112
Less: Amortization of deferred revenue	77	—	—	77
Less: Amortization of unfavorable contract liability	667	—	—	667
Distributable cash flow	$12,782	$(4,135)	$(2,507)	$6,140

(1) The information presented is for the three months ended June 30, 2013, disaggregated to present the results of operations of the Tyler and El Dorado Predecessors. Prior to the completion of the Tyler acquisition on July 26, 2013 and the El Dorado acquisition on February 10, 2014, the Predecessors did not record revenues for intercompany terminalling and storage services.

Delek Logistics Partners, LP
Reconciliation of Amounts Reported Under U.S. GAAP
	Delek Logistics Partners, LP	Tyler Terminal and Tank Assets (1)	El Dorado Terminal and Tank Assets (1)	Six Months Ended June 30, 2013

($ in thousands)		Tyler Predecessor	El Dorado Predecessor
Reconciliation of EBITDA to net income:
Net income (loss)	$23,960	$(5,694)	$(4,422)	$13,844
Add:
Income taxes	240	—	—	240
Depreciation and amortization	4,724	1,506	595	6,825
Interest expense, net	1,569	—	—	1,569
EBITDA	$30,493	$(4,188)	$(3,827)	$22,478

Reconciliation of EBITDA to net cash from operating activities:
Net cash provided by (used in) operating activities	$20,633	$(4,148)	$(4,271)	$12,214
Amortization of unfavorable contract liability to revenue	1,334	—	—	1,334
Amortization of deferred financing costs	(374)	—	—	(374)
Accretion of asset retirement obligations	(98)	(47)	(4)	(149)
Deferred taxes	17	—	—	17
Loss on asset disposals	—	—	—	—
Unit-based compensation expense	(112)	—	—	(112)
Changes in assets and liabilities	7,284	7	448	7,739
Income taxes	240	—	—	240
Interest expense, net	1,569	—	—	1,569
EBITDA	$30,493	$(4,188)	$(3,827)	$22,478

Reconciliation of distributable cash flow to EBITDA:
EBITDA	$30,493	$(4,188)	$(3,827)	$22,478
Less: Cash interest expense, net	1,195	—	—	1,195
Less: Maintenance and Regulatory capital expenditures	1,792	2,905	547	5,244
Less: Capital improvement expenditures	537	1,066	292	1,895
Add: Reimbursement from Delek for capital expenditures	463	—	—	463
Less: Income tax expense	240	—	—	240
Add: Non-cash unit-based compensation expense	112	—	—	112
Less: Amortization of deferred revenue	77	—	—	77
Less: Amortization of unfavorable contract liability	1,334	—	—	1,334
Distributable cash flow	$25,893	$(8,159)	$(4,666)	$13,068

(1) The information presented is for the six months ended June 30, 2013, disaggregated to present the results of operations of the Tyler and El Dorado Predecessors. Prior to the completion of the Tyler acquisition on July 26, 2013 and the El Dorado acquisition on February 10, 2014, the Predecessors did not record revenues for intercompany terminalling and storage services.

Delek Logistics Partners, LP
Condensed Consolidated Balance Sheets (Unaudited)
	June 30,	December 31,
	2014	2013 (1)

	(In thousands)
ASSETS
Current assets:
Cash and cash equivalents	$2,417	$924
Accounts receivable	37,951	28,976
Inventory	24,833	17,512
Deferred tax assets	12	12
Other current assets	799	341
Total current assets	66,012	47,765
Property, plant and equipment:
Property, plant and equipment	266,436	265,388
Less: accumulated depreciation	(45,843)	(39,566)
Property, plant and equipment, net	220,593	225,822
Goodwill	11,654	10,454
Intangible assets, net	11,843	12,258
Other non-current assets	4,337	5,045
Total assets	$314,439	$301,344
LIABILITIES AND EQUITY
Current liabilities:
Accounts payable	$39,731	$26,045
Accounts payable to related parties	2,596	1,513
Fuel and other taxes payable	6,733	5,700
Accrued expenses and other current liabilities	9,270	6,451
Total current liabilities	58,330	39,709
Non-current liabilities:
Revolving credit facility	239,000	164,800
Asset retirement obligations	3,202	3,087
Deferred tax liabilities	376	324
Other non-current liabilities	5,593	6,222
Total non-current liabilities	248,171	174,433
Equity:
Predecessor division equity	—	25,161
Common unitholders - public; 9,384,589 units issued and outstanding at June 30, 2014 (9,353,240 at December 31, 2013)	190,122	183,839
Common unitholders - Delek; 2,799,258 units issued and outstanding at June 30, 2014 (2,799,258 at December 31, 2013)	(243,378)	(176,680)
Subordinated unitholders - Delek; 11,999,258 units issued and outstanding at June 30, 2014 (11,999,258 at December 31, 2013)	67,409	59,386
General partner - Delek; 493,533 units issued and outstanding at June 30, 2014 (492,893 at December 31, 2013)	(6,215)	(4,504)
Total equity	7,938	87,202
Total liabilities and equity	$314,439	$301,344

(1) Includes the historical balances of the El Dorado Terminal and Tank Assets and the Tyler Terminal and Tank Assets.

Delek Logistics Partners, LP
Condensed Consolidated Statements of Income (Unaudited)
	Three Months Ended June 30,		Six Months Ended June 30,

	2014	2013(2)	2014 (1)	2013 (2)

	(In thousands, except unit and per unit data)
Net sales	$236,343	$230,142	$439,870	$441,036
Operating costs and expenses:
Cost of goods sold	196,574	207,966	368,783	395,826
Operating expenses	9,544	9,928	18,863	19,009
General and administrative expenses	2,242	1,521	4,905	3,723
Depreciation and amortization	3,532	3,284	7,009	6,825
Loss on asset disposals	74	—	74	—
Total operating costs and expenses	211,966	222,699	399,634	425,383
Operating income	24,377	7,443	40,236	15,653
Interest expense, net	2,342	752	4,325	1,569
Net income before income tax expense	22,035	6,691	35,911	14,084
Income tax expense	281	118	428	240
Net income	$21,754	$6,573	$35,483	$13,844
Less: Loss attributable to Predecessors	—	(5,183)	(943)	(10,116)
Net income attributable to partners	21,754	11,756	36,426	23,960
Comprehensive income attributable to partners	$21,754	$11,756	$36,426	$23,960

Less: General partner's interest in net income, including incentive distribution rights	(620)	(234)	(914)	(478)
Limited partners' interest in net income	$21,134	$11,522	$35,512	$23,482

Net income per limited partner unit:
Common units - (basic)	$0.88	$0.48	$1.47	$0.98
Common units - (diluted)	$0.87	$0.47	$1.46	$0.97
Subordinated units - Delek (basic and diluted)	$0.87	$0.48	$1.47	$0.98

Weighted average limited partner units outstanding:
Common units - basic	12,159,732	12,006,843	12,156,135	12,003,071
Common units - diluted	12,291,273	12,159,084	12,281,598	12,128,764
Subordinated units - Delek (basic and diluted)	11,999,258	11,999,258	11,999,258	11,999,258

Cash distribution per limited partner unit	$0.475	$0.395	$0.900	$0.780

(1) The information presented includes the results of operations of the El Dorado Predecessor. Prior to the completion of the El Dorado acquisition on February 10, 2014, our Predecessors did not record revenues for intercompany terminalling and storage services.

(2) The information presented includes the results of operations of the Tyler and El Dorado predecessors. Prior to the completion of the Tyler acquisition on July 26, 2013, and El Dorado acquisitions on February 10, 2014, the Predecessor did not record revenues for intercompany terminalling and storage services.

Delek Logistics Partners, LP
Consolidated Statements of Income (Unaudited)
Reconciliation of Partnership to Predecessor

	Delek Logistics Partners, LP	El Dorado Terminal and Tank Assets (1) 1/1/2014-2/10/2014	Six Months Ended June 30, 2014

		El Dorado Predecessor
	(In thousands, except unit and per unit data)
Net Sales	$439,870	$—	$439,870
Operating costs and expenses:
Cost of goods sold	368,783	—	368,783
Operating expenses	18,080	783	18,863
General and administrative expenses	4,859	46	4,905
Depreciation and amortization	6,895	114	7,009
Loss on asset disposals	74	—	74
Total operating costs and expenses	398,691	943	399,634
Operating income (loss)	41,179	(943)	40,236
Interest expense, net	4,325	—	4,325
Net income (loss) before income tax expense	36,854	(943)	35,911
Income tax expense	428	—	428
Net income (loss)	$36,426	$(943)	$35,483
Less: Loss attributable to Predecessors	—	(943)	(943)
Net income attributable to partners	$36,426	$—	$36,426

(1) The information presented is a summary of our results of operations for the six months ended June 30, 2014, disaggregated to present the results of operations of the El Dorado Predecessor. Prior to the completion of the El Dorado acquisition on February 10, 2014, the El Dorado Predecessor did not record revenues for intercompany terminalling and storage services.

Delek Logistics Partners, LP
Consolidated Statements of Income (Unaudited)
Reconciliation of Partnership to Predecessor

	Delek Logistics Partners, LP	Tyler Terminal and Tank Assets (1)	El Dorado Terminal and Tank Assets (1)	Three Months Ended June 30, 2013

		Tyler Predecessor	El Dorado Predecessor
	(In thousands, except unit and per unit data)
Net Sales	$230,142	$—	$—	$230,142
Operating costs and expenses:
Cost of goods sold	207,966	—	—	207,966
Operating expenses	6,067	2,022	1,839	9,928
General and administrative expenses	1,111	223	187	1,521
Depreciation and amortization	2,372	614	298	3,284
Total operating costs and expenses	217,516	2,859	2,324	222,699
Operating income (loss)	12,626	(2,859)	(2,324)	7,443
Interest expense, net	752	—	—	752
Net income (loss) before income tax expense	11,874	(2,859)	(2,324)	6,691
Income tax expense	118	—	—	118
Net income (loss)	$11,756	$(2,859)	$(2,324)	$6,573
Less: Loss attributable to Predecessors	—	(2,859)	(2,324)	(5,183)
Net income attributable to partners	$11,756	$—	$—	$11,756

(1) The information presented is a summary of our results of operations for the three months ended June 30, 2013, disaggregated to present the results of operations of the Tyler Predecessor and the El Dorado Predecessor (the "Predecessors"). Prior to the completion of the Tyler acquisition on July 26, 2013 and the El Dorado acquisition on February 10, 2014, the Predecessors did not record revenues for intercompany terminalling and storage services.

Delek Logistics Partners, LP
Consolidated Statements of Income (Unaudited)
Reconciliation of Partnership to Predecessor

	Delek Logistics Partners, LP	Tyler Terminal and Tank Assets (1)	El Dorado Terminal and Tank Assets (1)	Six Months Ended June 30, 2013

		Tyler Predecessor	El Dorado Predecessor
	(In thousands, except unit and per unit data)
Net Sales	$441,036	$—	$—	$441,036
Operating costs and expenses:
Cost of goods sold	395,826	—	—	395,826
Operating expenses	11,929	3,672	3,408	19,009
General and administrative expenses	2,788	516	419	3,723
Depreciation and amortization	4,724	1,506	595	6,825
Total operating costs and expenses	415,267	5,694	4,422	425,383
Operating income (loss)	25,769	(5,694)	(4,422)	15,653
Interest expense, net	1,569	—	—	1,569
Other expenses
Net income (loss) before income tax expense	24,200	(5,694)	(4,422)	14,084
Income tax expense	240	—	—	240
Net income (loss)	$23,960	$(5,694)	$(4,422)	$13,844
Less: Loss attributable to Predecessors	—	(5,694)	(4,422)	(10,116)
Net income attributable to partners	$23,960	$—	$—	$23,960

(1) The information presented is a summary of our results of operations for the six months ended June 30, 2013, disaggregated to present the results of operations of the Tyler Predecessor and the El Dorado Predecessor (the "Predecessors"). Prior to the completion of the Tyler acquisition on July 26, 2013 and the El Dorado acquisition on February 10, 2014, the Predecessors did not record revenues for intercompany terminalling and storage services.

Delek Logistics Partners, LP
Condensed Consolidated Statements of Cash Flows (Unaudited)
(In thousands)

	Six Months Ended June 30,
	2014 (1)	2013 (2)

Cash Flow Data
Net cash provided by operating activities	$44,800	$12,214
Net cash used in investing activities	(1,933)	(7,139)
Net cash (used in) financing activities	(41,374)	(1,224)
Net increase in cash and cash equivalents	$1,493	$3,851
(1) Includes the historical cash flows of the El Dorado Terminal and Tank Assets.
(2) Adjusted to include the historical cash flows of the El Dorado Terminal and Tank Assets and the Tyler Terminal and Tank Assets.

Delek Logistics Partners, LP
Segment Data (unaudited)
(In thousands)
	Three Months Ended June 30, 2014
	Pipelines & Transportation	Wholesale Marketing & Terminalling	Consolidated
Net sales	$23,066	$213,277	$236,343
Operating costs and expenses:
Cost of goods sold	1,130	195,444	196,574
Operating expenses	7,745	1,799	9,544
Segment contribution margin	$14,191	$16,034	30,225
General and administrative expense			2,242
Depreciation and amortization			3,532
Loss (gain) on disposal of assets			74
Operating income			$24,377
Total Assets	$222,115	$92,324	$314,439

Capital spending
Regulatory and Maintenance capital spending	$205	$610	$815
Discretionary capital spending	7	146	153
Total capital spending	$212	$756	$968

	Three Months Ended June 30, 2013 (1)
	Pipelines & Transportation	Wholesale Marketing & Terminalling	Consolidated
Net sales	$13,667	$216,475	$230,142
Operating costs and expenses:
Cost of goods sold	—	207,966	207,966
Operating expenses	8,064	1,864	9,928
Segment contribution margin	$5,603	$6,645	12,248
General and administrative expense			1,521
Depreciation and amortization			3,284
Loss (gain) on disposal of assets			—
Operating income			$7,443
Total assets	$217,181	$106,475	$323,656

Capital spending
Regulatory and Maintenance capital spending	$1,721	$876	$2,597
Discretionary capital spending	821	7	828
Total capital spending (2)	$2,542	$883	$3,425

(1) The information presented includes the results of operations of our Predecessors. Prior to the Tyler acquisition and the El Dorado acquisition, our Predecessors did not record revenues for intercompany terminalling and storage services.
(2) Capital spending includes expenditures of $2.4 million incurred in connection with the assets acquired in the Tyler and El Dorado acquisition.

Delek Logistics Partners, LP
Segment Data (Unaudited)
(In thousands)
	Three Months Ended June 30, 2013
	Pipelines & Transportation
	Delek Logistics Partners, LP	Predecessor - Tyler Storage Tank Assets	Predecessor - El Dorado Storage Tank Assets	Three Months Ended June 30, 2013
Net Sales	$13,667	$—	$—	$13,667
Operating costs and expenses:
Cost of goods sold	—	—	—	—
Operating expenses	4,727	1,710	1,627	8,064
Segment contribution margin	$8,940	$(1,710)	$(1,627)	$5,603

Total capital spending	$365	$1,882	$295	$2,542

	Three Months Ended June 30, 2013
	Wholesale Marketing & Terminalling
	Delek Logistics Partners, LP	Predecessor - Tyler Terminal Assets	Predecessor - El Dorado Terminal Assets	Three Months Ended June 30, 2013
Net Sales	$216,475	$—	$—	$216,475
Operating costs and expenses:
Cost of goods sold	207,966	—	—	207,966
Operating expenses	1,340	312	212	1,864
Segment contribution margin	$7,169	$(312)	$(212)	$6,645

Total capital spending	$688	$9	$186	$883

Delek Logistics Partners, LP
Segment Data (unaudited)
(In thousands)
	Six Months Ended June 30, 2014 (1)
	Pipelines & Transportation	Wholesale Marketing & Terminalling	Consolidated
Net sales	$43,334	$396,536	$439,870
Operating costs and expenses:
Cost of goods sold	2,256	366,527	368,783
Operating expenses	14,744	4,119	18,863
Segment contribution margin	$26,334	$25,890	52,224
General and administrative expense			4,905
Depreciation and amortization			7,009
Loss (gain) on disposal of assets			74
Operating income			$40,236

Capital spending
Regulatory and Maintenance capital spending	$972	$625	$1,597
Discretionary capital spending	177	159	336
Total capital spending (2)	$1,149	$784	$1,933

(1) The information presented includes the results of operations of the El Dorado Predecessor. Prior to the El Dorado acquisition, the El Dorado Predecessor did not record revenues for intercompany terminalling and storage services.
(2) Capital spending includes expenditures of $0.2 million incurred in connection with the assets acquired in the El Dorado acquisition.

	Six Months Ended June 30, 2013 (1)
	Pipelines & Transportation	Wholesale Marketing & Terminalling	Consolidated
Net sales	$27,204	$413,832	$441,036
Operating costs and expenses:
Cost of goods sold	—	395,826	395,826
Operating expenses	15,478	3,531	19,009
Segment contribution margin	$11,726	$14,475	26,201
General and administrative expense			3,723
Depreciation and amortization			6,825
Loss (gain) on disposal of assets			—
Operating income			$15,653

Capital spending
Regulatory and Maintenance capital spending	$4,202	$1,042	$5,244
Discretionary capital spending	1,856	39	1,895
Total capital spending (2)	$6,058	$1,081	$7,139

(1)The information presented includes the results of operations of our Predecessors. Prior to the Tyler acquisition and the El Dorado acquisition, our Predecessors did not record revenues for intercompany terminalling and storage services.
(2) Capital spending includes expenditures of $4.8 million incurred in connection with the assets acquired in the Tyler and El Dorado acquisition.

Delek Logistics Partners, LP
Segment Data (Unaudited)
(In thousands)
	Six Months Ended June 30, 2014
	Pipelines & Transportation
	Delek Logistics Partners, LP	Predecessor - El Dorado Storage Tank Assets 1/1/2014 - 2/10/2014	Six Months Ended June 30, 2014
Net Sales	$43,334	$—	$43,334
Operating costs and expenses:
Cost of goods sold	2,256	—	2,256
Operating expenses	14,063	681	14,744
Segment contribution margin	$27,015	$(681)	$26,334

Total capital spending	$936	$213	$1,149

	Six Months Ended June 30, 2014
	Wholesale Marketing & Terminalling
	Delek Logistics Partners, LP	Predecessor - El Dorado Terminal Assets 1/1/2014 - 2/10/2014	Six Months Ended June 30, 2014
Net Sales	$396,536	$—	$396,536
Operating costs and expenses:
Cost of goods sold	366,527	—	366,527
Operating expenses	4,017	102	4,119
Segment contribution margin	$25,992	$(102)	$25,890

Total capital spending	$820	$(36)	$784

Delek Logistics Partners, LP
Segment Data (Unaudited)
(In thousands)
	Six Months Ended June 30, 2013
	Pipelines & Transportation
	Delek Logistics Partners, LP	Predecessor - Tyler Storage Tank Assets	Predecessor - El Dorado Storage Tank Assets	Six Months Ended June 30, 2013
Net Sales	$27,204	$—	$—	$27,204
Operating costs and expenses:
Cost of goods sold	—	—	—	—
Operating expenses	9,348	3,185	2,945	15,478
Segment contribution margin	$17,856	$(3,185)	$(2,945)	$11,726

Total capital spending	$1,493	$3,955	$610	$6,058

	Six Months Ended June 30, 2013
	Wholesale Marketing & Terminalling
	Delek Logistics Partners, LP	Predecessor - Tyler Terminal Assets	Predecessor - El Dorado Terminal Assets	Six Months Ended June 30, 2013
Net Sales	$413,832	$—	$—	$413,832
Operating costs and expenses:
Cost of goods sold	395,826	—	—	395,826
Operating expenses	2,581	487	463	3,531
Segment contribution margin	$15,425	$(487)	$(463)	$14,475

Total capital spending	$836	$16	$229	$1,081

Delek Logistics Partners, LP
Segment Data (Unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
Throughputs (average bpd)	2014	2013	2014(1)	2013

Pipelines and Transportation Segment:
Lion Pipeline System:
Crude pipelines (non-gathered)	59,038	49,270	41,936	47,155
Refined products pipelines to Enterprise Systems	59,888	47,315	45,908	45,348
SALA Gathering System	21,300	22,661	22,201	22,396
East Texas Crude Logistics System	3,223	11,468	7,105	31,198

Wholesale Marketing and Terminalling Segment:
East Texas - Tyler Refinery sales volumes (average bpd)	61,231	64,973	61,828	59,062
West Texas marketing throughputs (average bpd)	17,451	19,082	16,729	17,820
West Texas marketing margin per barrel	$6.52	$2.20	$5.06	$2.82
Terminalling throughputs (average bpd)	98,962	13,961	94,468	13,898
(1) The information presented includes the results of operations of the El Dorado Predecessor. Volumes for all periods presented include both affiliate and third-party throughput.

Delek Logistics Partners, LP
Segment Data (Unaudited)

	Delek Logistics Partners, LP	El Dorado Terminal and Tank Assets (1) 1/1/14-2/10/2014	Six Months Ended June 30, 2014
Throughputs (average bpd)		El Dorado Predecessor
Pipelines and Transportation Segment:
Lion Pipeline System:
Crude pipelines (non-gathered)	41,936	—	41,936
Refined products pipelines to Enterprise Systems	45,908	—	45,908
SALA Gathering System	22,201	—	22,201
East Texas Crude Logistics System	7,105	—	7,105

Wholesale Marketing and Terminalling Segment:
East Texas - Tyler Refinery sales volumes (average bpd)	61,828	—	61,828
West Texas marketing throughputs (average bpd)	16,729	—	16,729
West Texas marketing margin per barrel	$5.06	$—	$5.06
Terminalling throughputs (average bpd)	94,468	7,298	94,468
(1) The information presented includes the results of operations for the six months ended June 30, 2014, disaggregated to present the results of the El Dorado Terminal and tank Assets through February 10, 2014.

U.S. Investor / Media Relations Contact
Keith Johnson
Vice President of Investor Relations
615-435-1366
or
Chris Hodges
Founder & CEO
Alpha IR Group
312-445-2870